SUBSIDIARIES



                      NEW YORK MARINE AND GENERAL INSURANCE COMPANY


                                 GOTHAM INSURANCE COMPANY


                                MUTUAL MARINE OFFICE, INC.


                            PACIFIC MUTUAL MARINE OFFICE, INC.


                        MUTUAL MARINE OFFICE OF THE MIDWEST, INC.





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